Exhibit 99.1

Blue Ridge Bankshares, Inc. Announces Share Repurchase Program

RICHMOND, VA, August 25, 2025 /PRNewswire/ -- Blue Ridge Bankshares, Inc. (the “Company”) announced today that its Board of Directors has adopted a share repurchase program (the “Repurchase Program”). Pursuant to the Repurchase Program, the Company may purchase up to $15 million of the Company’s issued and outstanding shares of common stock (“Common Stock”).

Repurchases may be made in open market purchases, block trades, or privately negotiated transactions, including upon the exercise of outstanding warrants to purchase Common Stock. Open market purchases will be conducted in accordance with the limitation of Rule 10b-18 of the Securities and Exchange Commission (the “SEC”). Repurchases may be made pursuant to any trading plan that may be adopted in accordance with SEC Rule 10b5-1, which would permit Common Stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. Under applicable law, repurchased shares will be cancelled and revert to the status of authorized but unissued shares.

The Company cannot predict when or if it will repurchase any shares of Common Stock as the Repurchase Program will depend on a number of factors, including constraints specified in any SEC Rule 10b5-1 trading plans, price, and general business and market conditions. Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the SEC as required by the applicable rules of the Securities Exchange Act of 1934, as amended.

The Repurchase Program may be modified, suspended, or terminated at any time without notice, at the Company’s discretion, based upon a number of factors, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, the need for capital in the Company’s operations and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The Repurchase Program does not obligate the Company to repurchase any shares.

About Blue Ridge Bankshares, Inc.:

Blue Ridge Bankshares, Inc. is the holding company for Blue Ridge Bank, N.A. and BRB Financial Group, Inc. The Company, through its subsidiaries, provides a wide range of financial services including retail and commercial banking, investment and wealth management services, and management services for personal and corporate trusts, including estate planning and trust administration. Visit www.mybrb.com for more information.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of the

Company’s beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phrases of similar meaning. The Company cautions that the forward-looking statements are based largely on its expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.